Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. SEE REVERSE SIDE FIRST CITIZENS BANC CORP FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO CUSIP THIS CERTIFIES THAT [SPECIMEN] is the owner of FULLY-PAID AND NON-ASSESSABLE 6.50% NONCUMULATIVE REDEEMABLE CONVERTIBLE PERPETUAL PREFERRED SHARES, SERIES B, LIQUIDATION PREFERENCE $1,000 PER SHARE, EACH WITHOUT PAR VALUE OF FIRST CITIZENS BANC CORP transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the Series B Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Amendment to Article FOURTH of the Articles of Incorporation establishing the terms of the Series B Preferred Shares of First Citizens Banc Corp. (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business. PREFERRED Reference is hereby made to select provisions of the Series B Preferred Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth in this certificate. Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Transfer Agent’s valid countersignature appears hereon, the Series B Preferred Shares evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose. IN WITNESS WHEREOF, the Corporation has executed this Series B Preferred Share certificate as of the date set forth below. Dated: SECRETARY PRESIDENT & CEO Countersigned: ILLINOIS STOCK TRANSFER COMPANY, Transfer Agent By Authorized Signature AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

FIRST CITIZENS BANC CORP Dividends on each Series B Preferred Share shall be payable when, as and if declared by the Board of Directors of the Corporation from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations. The Series B Preferred Shares shall be redeemable as provided in the Certificate of Designations. The Series B Preferred Shares shall be convertible into the Corporation’s Common Shares in the manner and according to the terms set forth in the Certificate of Designations. UPON REQUEST, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION AT 100 EAST WATER STREET, SANDUSKY, OHIO 44870. ASSIGNMENT For value received, the undersigned assigns and transfers the Series B Preferred Shares evidenced hereby to INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) and irrevocably appoints agent to transfer the Series B Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her. Dated X X SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS SERIES A PREFERRED STOCK CERTIFICATE. SIGNATURE GUARANTEE SIGNATURE MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” (I.E., A BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION) MEETING THE REQUIREMENTS OF THE TRANSFER AGENT, WHICH REQUIREMENTS INCLUDE MEMBERSHIP OR PARTICIPATION IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”) OR SUCH OTHER “SIGNATURE GUARANTEE PROGRAM” AS MAY BE DETERMINED BY THE TRANSFER AGENT IN ADDITION TO, OR IN SUBSTITUTION FOR, STAMP, ALL IN ACCORDANCE WITH THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.